Exhibit 31.1

CERTIFICATION

I, Mark White, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K/A of Nexalin Technology, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 14, 2025

/s/ Mark White
Mark White
Chief Executive Officer and Chief Financial Officer
Date:	April 14, 2025